Calculation of Filing Fee Tables
S-8
Vertical Aerospace Ltd.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, $0.001 par value per share Amended and Restated 2021 Incentive Award Plan	Other	16,757,204	$ 5.845	$ 97,945,857.38	0.0001531	$ 14,995.51
Total Offering Amounts:						$ 97,945,857.38		$ 14,995.51
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 14,995.51
Offering Note
[1]	(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional ordinary shares, par value $0.001 per share ("Ordinary Share"), of Vertical Aerospace Ltd. (the "Company") that become issuable under the Company's Amended and Restated 2021 Incentive Award Plan (the "Amended and Restated Incentive Plan") by reason of any future share dividend, share split, recapitalization or other any similar transaction. (2) Represents 17,875,724 additional Ordinary Shares reserved for issuance under the Amended and Restated Incentive Plan. (3) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of the Company's Ordinary Shares as reported on the New York Stock Exchange on August 1, 2025, which date is within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A